Exhibit 99.1

Meta Financial Group, Inc.® Completes Acquisition of Crestmark® Bancorp, Inc.
Acquisition propels Meta into national commercial and industrial lending
Sioux Falls, S.D., August 1, 2018 (GLOBE NEWSWIRE) - Meta Financial Group, Inc.® (Nasdaq: CASH) ("Meta" or the “Company”) the holding company for MetaBank®, announced today that it completed the previously announced acquisition of Crestmark® Bancorp, Inc. and its Michigan state-chartered bank subsidiary, Crestmark Bank. Crestmark has provided business-to-business commercial financing for over 21 years.
Effective as of the closing of the transaction, W. David Tull, Crestmark's Chairman and Chief Executive Officer, and Michael R. Kramer, a member at the law firm Dickinson Wright, PLLC, were appointed to the board of directors of Meta and MetaBank. Mick Goik, President and Chief Operating Officer of Crestmark, was named Executive Vice President of MetaBank and President of the Meta Commercial Finance Division, which will include Crestmark. Crestmark will continue to operate from its headquarters in Troy, Michigan.
The acquisition was first publicly announced on January 9, 2018, and was consummated following receipt of regulatory and shareholder approvals. Pursuant to the terms of the transaction, Crestmark shareholders are entitled to receive 2.65 shares of Meta common stock for each share of Crestmark common stock. The aggregate value of the acquisition, based on the closing price of Meta shares on July 31, 2018 of $89.45, is $316.1 million.
“The completion of the acquisition of Crestmark provides us with a national commercial and industrial lending platform,” said J. Tyler Haahr, Chairman and CEO of Meta. “We believe this acquisition represents an amazing synergistic opportunity for our commercial insurance premium financing division, AFS/IBEX. We welcome Mick and the Crestmark team to Meta.”
“Meta is a perfect fit for Crestmark,” said Mr. Goik. “Our combined strengths and strategies will enhance Meta’s presence in the commercial lending industry. Crestmark’s lending platform and industry position, coupled with Meta’s low-cost deposit base and strong balance sheet, will bring transformational change to the Company.”
Advisors
Raymond James & Associates, Inc. acted as financial advisor to Meta.  Katten Muchin Rosenman LLP served as legal counsel to Meta. Sandler O’Neill + Partners, L.P. acted as financial advisor to Crestmark. Dickinson Wright PLLC served as legal counsel to Crestmark.

Forward Looking Statements
The Company and MetaBank (the “Bank”) may from time to time make written or oral “forward-looking statements,” including statements contained in this press release, the Company’s filings with the Securities and Exchange Commission (“SEC”), the Company’s reports to stockholders, and in other communications by the Company and the Bank, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future,” or the negative of those terms, or other words of similar meaning or similar expressions. You should carefully read statements that contain these words because they discuss our future expectations or state other “forward-looking” information.
These forward-looking statements are based on information currently available to Meta and assumptions about future events, and include statements with respect to the Company’s beliefs, expectations, estimates, and intentions, which are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such risks, uncertainties and other factors may cause our actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in or implied by these forward-looking statements. These statements include, among others, statements regarding the potential strengths of and other expectations for the Company following the acquisition of Crestmark and the anticipated synergies of the combined businesses. The potential risks, uncertainties and other factors that could cause actual results to differ from those projected include, among other things, the risk that the businesses of Meta and MetaBank, on the one hand, and Crestmark and Crestmark Bank, on the other hand, may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the expected growth opportunities, beneficial synergies and/or operating efficiencies from the acquisition may not be fully realized or may take longer to realize than expected; and customer losses and business disruption following the consummation of the acquisition. We caution you not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release speak only as of the date hereof. Additional discussions of factors affecting the Company’s business and prospects are reflected under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended September 30, 2017, and in other filings made with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.

About Meta Financial Group
Meta Financial Group, Inc.® (Nasdaq: CASH) is the holding company for the financial services company MetaBank® (“Meta”). Founded in 1954, Meta has grown to operate in several different financial sectors: community banking, national lending, payments and tax services. Meta works with high-value niche industries, strategic-growth companies and technology adopters to grow their businesses and build more profitable customer relationships. Meta tailors solutions for bank and non-bank businesses, and provides a focused partnership approach. The organization is helping to shape the evolving financial services landscape by directly investing in innovation, and acquiring complementary businesses that strategically expand its suite of services. Meta has nearly 1,200 employees and offices in 11 states, with its corporate headquarters in Sioux Falls, S.D. For more information, visit the Meta Financial Group website or LinkedIn.

Media Contact:	Investor Relations Contact:
Katie LeBrun	Brittany Kelley Elsasser
Corporate Communications Director	Director of Investor Relations
605.362.5140	605.362.2423
klebrun@metabank.com	bkelley@metabank.com